EXHIBIT 10.3

Midland Loan Services
10851 Mastin Blvd., Suite 300
Overland Park, Kansas  66210
Attention:  Mr. Tad Janssen

Loan Numbers:  030298801; 030298824; and 030298825

CONSENT TO COLLATERAL ADDITION AND AMENDMENT TO LOAN DOCUMENTS

This CONSENT TO COLLATERAL ADDITION AND AMENDMENT TO LOAN DOCUMENTS (this “Agreement”) is entered into as of August 1, 2019 by and among IONIS GAZELLE, LLC, a Delaware limited liability company (“Borrower”), with an address of 2855 Gazelle Court, Carlsbad, California 92010, IONIS PHARMACEUTICALS, INC., a Delaware corporation (“Principal”), with an address of 2855 Gazelle Court, Carlsbad, California 92010, and WELLS FARGO BANK, NATIONAL ASSOCIATION, AS TRUSTEE FOR THE BENEFIT OF THE REGISTERED HOLDERS OF UBS COMMERCIAL MORTGAGE TRUST 2017-C3, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2017-C3 (“Lender”), with an address of c/o Midland Loan Services, a Division of PNC Bank, National Association, 10851 Mastin Boulevard, Suite 300, Overland Park, Kansas  66210, Re:  Loan Numbers 030298801, 030298824, and 030298825.

RECITALS

A.          Borrower is the owner the property (the “Original Property”) encumbered by the Original Security Instrument (defined below) executed by Borrower, which Original Property is more particularly described in the Original Security Instrument.

B.          By assignment, Lender is the owner and holder of certain documents (collectively, the “Original Loan Documents”) evidencing, securing and otherwise pertaining to a loan (the “Loan”) made by UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York (“Original Lender”), to Borrower in the original principal amount of $51,350,000.00, including, without limitation, the following:

(i)	Promissory Note A-1, dated July 18, 2017, in the original principal amount of $36,350,000.00, executed by Borrower, as maker, in favor of Original Lender (“Note A-1”);

(ii)	Promissory Note A-2, dated July 18, 2017, in the original principal amount of $5,000,000.00, executed by Borrower, as maker, in favor of Original Lender (“Note A-2”);

(iii)
Promissory Note A-3, dated July 18, 2017, in the original principal amount of $10,000,000.00, executed by Borrower, as maker, in favor of Original Lender (“Note A-3”; and Note A-1, Note A-2 and Note A-3 are herein referred to collectively as the “Note”);

(iv)	Loan Agreement, dated as of July 18, 2017, executed by Borrower and Original Lender (the “Loan Agreement”);

(v)
Deed of Trust and Security Agreement dated as of July 18, 2017, executed by Borrower in favor of Original Lender, filed for record in the Office of the Register of Deeds, Recorder of Deeds or County Clerk, as applicable, in and for the County of San Diego, California (the “Recording Office”) as Document #2017-0323134, aforesaid records, as assigned to Lender pursuant to that certain Assignment of Deed of Trust and Security Agreement, recorded in the Recording Office as Document #2017-0512265 (the “Original Security Instrument”);

(vi)
Assignment of Leases and Rents, dated as of July 18, 2017, executed by Borrower for the benefit of Original Lender, filed for record in the Recording Office as Document #2017-0323135, as assigned to Lender pursuant to that certain Assignment of Assignment of Leases and Rents, recorded in the Recording Office as Document #2017-0512266 (the “Assignment of Leases”);

(vii)	Environmental Indemnity Agreement, dated as of July 18, 2017, executed by Borrower and Principal in favor of Original Lender (the “Environmental Indemnity”);

(viii)	Guaranty, dated as of July 18, 2017, executed by Principal in favor of Original Lender (the “Guaranty”);

(ix)	Cash Management Agreement, dated as of July 18, 2017, executed by Borrower, Original Lender and Wells Fargo Bank, N.A. (“Wells”);

(x)	Deposit Account Control Agreement, dated as of July 18, 2017, executed by Borrower, Wells and Original Lender; and

(xi)	certain UCC financing statements naming Borrower, as debtor, and Original Lender, as secured party, which financing statements have been assigned to Lender.

The Original Loan Documents and all related documents, agreements, notes, certificates and financing statements evidencing or securing the Loan to which Borrower and/or Principal is a party (as amended or restated by this Agreement or the other New Loan Documents (defined below)), and this Agreement and the other New Loan Documents are hereinafter referred to collectively herein as the “Loan Documents”.  Unless the context requires otherwise, references in this Agreement to the Loan Documents shall be deemed to refer to such documents as the same may be further amended, modified, supplemented, extended or replaced from time to time.  Capitalized terms used but not defined herein have the meaning given such terms in the Loan Agreement, as amended hereby.

C.          Midland Loan Services, a Division of PNC Bank, National Association (“Servicer”), services the Loan for Lender, as master servicer, pursuant to that certain Pooling and Servicing Agreement dated as of August 1, 2017 (the “Pooling and Servicing Agreement”).

D.          On the date hereof, (i) Principal conveyed to Borrower that certain parcel of land described on Exhibit “A” attached hereto (the “Additional Parcel”, and the Original Property and the Additional Parcel and all improvements and fixtures from time to time located on the Additional Parcel are herein sometimes referred to collectively as the “Property”) (such conveyance is referred to herein as the “Conveyance”); and (ii) Borrower and Principal entered into that certain Ground Lease dated as of the date hereof pursuant to which Borrower is leasing the entirety of the Additional Parcel to Principal (the “Ground Lease”).  Principal intends to construct an approximately 70,000 square foot conference center (the “Conference Center”) and related improvements (collectively, the “Improvements”) in accordance with the plans and specifications for the Improvements delivered to Lender (as amended from time to time in accordance with the terms of this Agreement, the “Plans”), a description of which is attached hereto as Exhibit B, the budget for the Improvements delivered to Lender, a copy of which is attached hereto as Exhibit C (as amended from time to time in accordance with the terms of this Agreement, the “Improvements Budget”) and the construction timeline delivered to Lender (as amended from time to time in accordance with the terms of this Agreement, the “Construction Timeline”), a copy of which is attached hereto as Exhibit D.  The Conveyance, the Ground Lease and the construction of the Improvements are collectively referred to herein as the “Transactions”.

E.          Borrower and Principal have requested that Lender consent to the Transactions.  Subject to the terms and conditions of this Agreement and the other New Loan Documents, Lender has agreed to consent to the Transactions.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

1.          CONSENT TO TRANSACTIONS. Subject to satisfaction of all of the terms and conditions contained in Section 3 hereof, Lender consents to the Transactions.  This consent is strictly limited to the Transactions described in this Agreement.  This Agreement shall not constitute a waiver or modification of any requirement of obtaining Lender’s consent (to the extent Lender’s consent is required by the Loan Documents) to any future acquisition of any property by Borrower or any future alteration or renovation of the Property, nor shall it constitute a modification of the terms, provisions, or requirements in the Original Loan Documents in any respect, except as expressly set forth herein, and the other New Loan Documents.

2.           LOAN INFORMATION. Borrower, Principal and Lender agree that as of the date hereof:

(a)	The outstanding principal balance of the Note is $51,350,000.00.

(b)	The interest rate of the Note is a fixed rate of 3.88% per annum.

(c)	The maturity date of the Loan is August 6, 2027.

(d)	The following listed payments are due and payable on the sixth (6th) day of each and every calendar month as of the Closing Date (as hereinafter defined):

(i)	interest installments only[1];

(ii)	Monthly Tax Deposits[2];

(iii)	Monthly Insurance Deposits[3];

(iv)	$2,933.33 Monthly Capital Expenditure Deposits[4]; and

(v)	$29,333.33 Monthly Rollover Deposit[5].

(e)	The current balance of each escrow account held by Lender with respect to the Loan is:

(i)	$00.00 Tax Account;

(ii)	$00.00 Insurance Account;

(iii)	$00.00 Capital Expenditures Account; and

(iv)	$00.00 Rollover Account.

(f)	All required payments due through July 6, 2019 under the Loan Documents have been paid.

(g)	Lender is the current owner and holder of the Original Loan Documents.

1 The Loan is interest only until August 6, 2022.  On September 6, 2022 and on each Monthly Payment Date thereafter until the maturity date, Borrower shall make monthly payments of principal and interest in the amount of $241,643.01.

2 The Monthly Tax Deposit is not required so long as each of the Tax Reserve Waiver Conditions Precedent are satisfied.

3 The Monthly Insurance Deposit is not required so long as each of the Insurance Reserve Waiver Conditions Precedent are satisfied.

4 The Monthly Capital Expenditure Deposit is not required so long as each of the Capital Expenditure Reserve Waiver Conditions Precedent are satisfied.

5 The Monthly Rollover Deposit is not required so long as each of the Rollover Reserve Waiver Conditions Precedent are satisfied.

3.           CONDITIONS. In addition to any other conditions set forth herein or required by Lender, the following are conditions precedent that must be satisfied prior to Lender’s consent to the Transactions set forth in this Agreement becoming effective (the “Closing” and the date all such conditions have been satisfied is herein referred to as the “Closing Date”):

(a)	The execution and delivery of this Agreement by all of the parties hereto concurrently with the Closing.

(b)
Lender’s receipt of fully executed copies of the following documents (collectively, the “Transaction Documents”):  (i) the Ground Lease in form and substance satisfactory to Lender, (ii) a subordination, non-disturbance and attornment agreement for the Ground Lease in form and substance satisfactory to Lender, (iii) the “Construction Contracts” and other “Construction and Development Documents”  (as such terms are defined hereinbelow) entered into by Principal or obtained by Principal as of the date hereof.

(c)
Lender’s receipt of evidence satisfactory to it that all insurance over the Property required by the Loan Documents (the “Required Insurance”) is in full force and effect as of the Closing, with all required premiums paid, and contains a mortgagee’s clause (the “Mortgagee’s Clause”) satisfactory to Lender in favor of Lender, and its successors and/or assigns, c/o Midland Loan Services, Master Servicer, 10851 Mastin Boulevard, Suite 300, Overland Park, Kansas 66210; re: Loan Numbers 030298801; 030298824; and 030298825.

(d)
Lender’s receipt of a satisfactory Title Endorsement or Title Policy (as such terms hereinafter defined), or an irrevocable commitment by the applicable title company to issue such Title Endorsement or Title Policy.

(e)	Borrower’s execution and delivery to Lender of the Settlement Statement (hereinafter defined) and Lender’s receipt of all of the Required Payments (hereinafter defined).

(f)	Delivery to Lender of such legal opinions from counsel for Borrower and Principal as Lender may require, each in form and substance satisfactory to Lender.

(g)	Lender’s receipt of a REMIC opinion from counsel to Lender in form and substance satisfactory to Lender.

(h)	Lender’s receipt of required third party consents (e.g., special servicer, directing certificateholder and rating agencies).

(i)	Lender’s receipt of an IRS W9 form from Borrower and Principal.

(j)
Lender’s receipt of evidence satisfactory to Lender of (i) the consummation of the Conveyance, which evidence shall include, without limitation, fully-executed copies of the quitclaim deed, closing statement and other documents evidencing the Conveyance  and (ii) the payment of all charges in connection with the Conveyance, including any transfer taxes.

(k)
Execution by Borrower and delivery to Lender of an Amended and Restated Deed of Trust and Security Agreement (the “Restated Security Instrument”) and an amendment to the Assignment of Leases (collectively, the “Recorded Documents Amendment”) in form and substance satisfactory to Lender and the recordation thereof in the Recording Office.

(l)	The recordation or filing, as applicable, of one or more amendments to existing financing statements amending the legal description attached thereto.

(m)	Receipt by Lender of a tenant estoppel certificate from Principal related to the Ground Lease in form and substance satisfactory to Lender.

(n)	Approval by Lender of any amendments or modifications to Borrower’s operating agreement and Lender’s receipt of executed copies of same.

4.           FEES, PAYMENTS AND EXPENSES. Borrower covenants and agrees to pay to Lender, at Closing, the following (the “Required Payments”):

(a)	$192,562.50, which represents a consent fee for Lender’s consent to the Transactions.

(b)	$3,850.00, which represents the attorneys’ fees for the REMIC opinion.

(c)	$1,000.00, which represents the fees due Lender's environmental counsel.

(d)	$2,362.00, which represents the fees due Omega Risk Management for its insurance review.

(e)	$7,500.00, which represents fees due Fitch in connection with its review of the Transactions.

(f)	$15,846.00, which represents fees due Kroll in connection with its review of the Transactions.

The Required Payments and any other fees, expenses and adjustments due and owing under the Loan Documents or in connection with the Transactions shall be paid in accordance with Lender’s settlement charges statement (the “Settlement Statement”) delivered at Closing for signature by Borrower.  In addition, at Closing, Borrower shall pay all of Lender’s reasonable attorneys’ fees and expenses incurred in connection with this Agreement and the Transactions in the amounts set forth on the Settlement Statement, which amounts shall be deemed Required Payments pursuant to the terms of this Agreement.

5.          TITLE ENDORSEMENT.  At Closing, Borrower shall (a) cause Fidelity National Title Insurance Company to issue such endorsements to Lender’s mortgagee title insurance policy (Policy No. 25008546L) in such form as Lender may require (collectively, the “Title Endorsement”), including, without limitation, showing that Borrower is the owner of the Property, showing Lender as the insured under such title policy, changing the effective date and time of such title policy (and all endorsements thereto) to the date and time of the recordation of the Restated Security Instrument, showing that the Restated Security Instrument is in a first lien position, and changing the legal description to match the legal description attached to the Restated Security Instrument and (b) pay the cost of the Title Endorsement, any escrow, filing or recording fees applicable to the Transactions, and any other costs and expenses incurred in connection with this Agreement or the Transactions.  As an alternative to Borrower’s providing a Title Endorsement to Lender’s existing mortgagee title insurance policy, Borrower shall (a) provide at Closing to Lender a new mortgagee’s policy of title insurance issued by Fidelity National Title Insurance Company (the “New Title Policy”) providing the same title insurance coverage as provided in Lender’s existing mortgagee title insurance policy (including the endorsements thereto) with such changes as would be required by the Title Endorsement, including showing that Borrower is the owner of the Property, showing Lender as the insured under the New Title Policy, providing that the effective date and time of the New Title Policy is the date and time of the recordation of the Restated Security Instrument, and showing that the Restated Security Instrument is in a first lien position subject to no exceptions other than those set forth in Lender’s existing title policy and otherwise acceptable to Lender, which New Title Policy and endorsements thereto must be satisfactory to Lender in its sole and absolute discretion and (b) pay the cost of the New Title Policy, any escrow, filing or recording fees applicable to the Transactions, and any other costs and expenses incurred in connection with this Agreement or the Transactions.

6.          RATIFICATION OF LOAN OBLIGATIONS.  Borrower hereby represents, warrants, acknowledges and agrees that, following the Transactions, all obligations and liabilities of Borrower under the Original Loan Documents, as modified by this Agreement and the other New Loan Documents, are and shall remain obligations and liabilities of Borrower.  Borrower hereby expressly ratifies and confirms its obligation to pay the unpaid balance due and owing on the Loan and all interest thereon as provided in the Note and to pay and perform all other obligations under the Loan Documents to which it is a party.  Borrower’s acknowledgment and ratification of the foregoing obligations (x) is absolute, unconditional and is not subject to any defenses, waivers, claims or offsets (including, without limitation, any defense that may arise as a result of or in connection with the Transactions) and (y) shall not be affected or impaired by any agreement, condition, statement or representation of any person or entity other than Lender.

Principal hereby represents, warrants, acknowledges and agrees that, following the Transactions, all obligations and liabilities of Principal under the Original Loan Documents, as modified herein or in the other New Loan Documents, to which it is a party shall be and remain obligations and liabilities of Principal.  Principal hereby expressly ratifies and confirms all of its obligations under the Loan Documents to which it is a party.  Principal’s acknowledgment and ratification of the foregoing obligations (x) is absolute, unconditional and is not subject to any defenses, waivers, claims or offsets (including, without limitation, any defense that may arise as a result of or in connection with the Transactions), and (y) shall not be affected or impaired by any agreement, condition, statement or representation of any person or entity other than Lender.

7.          NO REPRESENTATIONS OF LENDER.  Borrower and Principal agree that (a) neither Lender nor Servicer has made any representations or warranties, either express or implied regarding Borrower, Principal, the Loan or the Loan Documents, the Original Property, the Additional Parcel or the Improvements (including, without limitation, the Plans, the Improvements Budget, the Construction Timeline, or any of the Construction and Development Documents) or the effect of the Transactions on the Original Property or its value, use or operation, and Lender has and shall have no responsibility or liability whatsoever with respect to the Property or the construction of the Improvements or the effect thereof on the Property, including, without limitation, its value, its condition, or its use, occupancy or status, and (b) no claims relating to the Property or the construction of the Improvements or the effect thereof on the Property, including, without limitation, its value, its condition, or its use, occupancy or status, will be asserted against Lender or its agents, employees, professional consultants, affiliated entities, successors or assigns, either affirmatively or as a defense.

8.           BORROWER’S GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS.  Borrower hereby represents, warrants, and acknowledges to Lender, and agrees and covenants with Lender, that:

(a)
Borrower is the owner of the Property, and Borrower has the power to, and is duly authorized to, execute, deliver and perform (i) this Agreement and the other New Loan Documents to which it is a party and (ii) the Transaction Documents to which it is a party and to consummate the Transactions and the other transactions contemplated hereby and thereby.

(b)
Any court or third-party consents and/or approvals necessary for Borrower to enter into this (i) Agreement and the other New Loan Documents to which it is a party and (ii) the Transaction Documents to which it is a party and to consummate the Transactions and the other transactions contemplated hereby and thereby have been obtained and remain in full force and effect.

(c)
The entities and/or persons, as applicable, executing and delivering (i) this Agreement and the other New Loan Documents to which Borrower is a party and (ii) the Transaction Documents to which it is a party, on behalf of Borrower, are duly authorized to so execute and deliver this Agreement and such other New Loan Documents and Transaction Documents.

(d)
This Agreement, the other New Loan Documents to which it is a party and the other Loan Documents and Transaction Documents to which Borrower is a party are in full force and effect and the agreements and obligations of Borrower contained herein and therein constitute and, following consummation of the Transactions shall continue to constitute, the valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms and have not been modified either orally or in writing, except as expressly set forth herein.

(e)	There is no existing Default or Event of Default under any of the Loan Documents.

(f)	All taxes and assessments applicable to the Property that would be delinquent as of the Closing if not paid have been paid.

(g)	There is no bankruptcy, receivership or insolvency proceeding pending or threatened in writing against Borrower.

(h)
Borrower is not subject to any judgment, order, writ, injunction or consent decree.  There are no actions, suits or proceedings pending or, to its knowledge, threatened in writing, (i) against or involving Borrower or the Property or (ii) which relate to or may affect the Transactions or any of the other transactions contemplated by this Agreement, the other New Loan Documents or the other Loan Documents.

(i)
Borrower has no intention to do any of the following prior to the Closing or within the 180 days following the Closing:  (i) seek entry of any order for relief as debtor and a proceeding under the Code (hereinafter defined), (ii) seek consent to or not contest the appointment of a receiver or trustee for itself or for all or any part of its property, (iii) file a petition seeking relief under any bankruptcy, arrangement, reorganization or other debtor relief laws, or (iv) make a general assignment for the benefit of its creditors.

(j)	All of the insurance required under the Loan Documents is in full force and effect, with all required premiums paid, and contains the required Mortgagee’s Clause.

(k)
Borrower has no defenses, setoffs, claims, counterclaims or causes of action of any kind or nature whatsoever against Original Lender, Lender or any servicer of the Loan (including, without limitation, Servicer) with respect to or arising out of (i) the Loan or the Loan Documents, including, without limitation, the administration or funding of the Loan, (ii) this Agreement or any of the other New Loan Documents or the transactions contemplated hereby or thereby, or (iii) any acts or omissions of Original Lender, Lender or any servicer of the Loan (including, without limitation, Servicer) or any past or present officers, agents or employees of Original Lender, Lender or any servicer of the Loan (including, without limitation, Servicer) and Borrower does hereby expressly waive, release and relinquish any and all such defenses, setoffs, claims, counterclaims and causes of action, if any.

(l)	Borrower has not requested that Lender waive, and to Borrower’s knowledge Lender has not waived, any requirements of the Loan Documents nor any of Lender’s rights thereunder.

(m)	The Conveyance has been consummated, and the Ground Lease has been executed and delivered by Borrower and Principal.

(n)	The ownership structure of Borrower is accurately described in each and every material respect on Schedule 3.1.28 attached to the Loan Agreement.

(o)
Neither the consummation of the Transactions nor Borrower’s execution and delivery of, and performance of its obligations under, this Agreement or the other New Loan Documents or the Transaction Documents to which it is a party will violate, conflict with or result in a default under (i) any of its organizational documents, (ii) any law, rule, regulation, order, decree or judgment applicable to or binding upon Borrower or the Property, or (iii) any agreement or other instrument to which Borrower is a party or by which Borrower or the Property is or may be bound or affected.

(p)
All information provided to Lender or Servicer by Borrower or any of its employees, officers, directors, partners, members, managers or representatives (and, to the best of Borrower’s knowledge, all information contained in any third party report obtained by Borrower with respect to the Property), in connection with or relating to (i) this Agreement or the Transactions contemplated hereby or (ii) the Property contains no untrue statement of material fact and does not omit a material fact necessary in order to make such information not misleading, and the provision of any such information by Lender or Servicer to any rating agency is expressly consented to by Borrower.

(q)
Borrower is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in the State of California, and there has not been any amendment, modification or supplement to the certificate of formation, operating agreement or other organizational documents of Borrower since the date of the closing of the Loan.

(r)
No funds used (or to be used) to close all or any part of the Transactions or to be used to construct the Improvements are secured, directly or indirectly, by an interest in Borrower, the Property or any other collateral for the Loan.

(s)
All representations and warranties of Borrower herein and in the Loan Documents to which it is a party and the certifications made by Borrower in that certain Officer’s Certificate delivered to Richards, Layton & Finger, P.A. with respect to the non-consolidation opinion are and shall be true and correct as of the date of this Agreement and the Closing and shall survive the Closing.

Lender is entitled to rely, and has relied, upon these representations, warranties, acknowledgments, agreements and covenants in the execution and delivery of this Agreement and all other documents and instruments executed and delivered by Lender in connection with this Agreement.

Borrower, by its execution of this Agreement, jointly and severally with Principal, agrees to reimburse, indemnify and hold Lender, its officers, agents, loan servicers (including, without limitation, Servicer) and employees harmless from and against any and all liabilities, judgments, costs, claims, damages, penalties, expenses, losses or charges (including, but not limited to, all legal fees and expenses and court costs), which may now or in the future be undertaken, suffered, paid, awarded, assessed or otherwise incurred as a result of or arising out of any breach or inaccuracy of the foregoing representations and warranties or any fraudulent conduct of Borrower in connection with this Agreement or the Transactions contemplated hereby, or the Property, including, without limitation, the misrepresentation of financial and other data presented to Lender in connection with the Transactions.

9.           PRINCIPAL’S GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS.  Principal hereby represents, warrants, and acknowledges to Lender, and agrees and covenants with Lender, that:

(a)
Borrower is the owner of the Property.  Principal has an unencumbered leasehold interest in the Improvements located on the Original Property pursuant to the Ionis Lease (as defined in the Original Loan Agreement) and an unencumbered leasehold interest in the Additional Parcel pursuant to the Ground Lease.  Upon the termination of the Ground Lease, all right, title and interest in and to all improvements located on the Additional Parcel (including, without limitation, the Improvements) shall automatically vest in, and become the property of, the owner of the fee title to the Additional Parcel.  Principal has the power to, and is duly authorized to, execute, deliver and perform (i) this Agreement and the other New Loan Documents to which it is a party and (ii) the Transaction Documents to which it is a party and to consummate the Transactions and the other transactions contemplated hereby and thereby.

(b)
Any court or third-party consents and/or approvals necessary for Principal to enter into this Agreement, the other New Loan Documents to which it is a party and the Transaction Documents to which it is a party and to consummate the Transactions and the other transactions contemplated hereby and thereby have been obtained and remain in full force and effect.

(c)
The entities and/or persons, as applicable, executing and delivering (i) this Agreement and the other New Loan Documents to which Principal is a party and (ii) the Transaction Documents to which it is a party, on behalf of Principal, are duly authorized to so execute and deliver this Agreement and such other New Loan Documents and Transaction Documents.

(d)
This Agreement, the Guaranty, the Environmental Indemnity, the other New Loan Documents to which Principal is a party and the Transaction Documents to which Principal is a party are in full force and effect and the agreements and obligations of Principal contained herein and therein constitute and, following the consummation of the Transactions, shall continue to constitute, the valid and binding obligations of Principal, enforceable against Principal in accordance with their respective terms and have not been modified either orally or in writing, except for the modification to the Guaranty and Environmental Indemnity effectuated by this Agreement.

(e)	There is no existing Default or Event of Default under any of the Loan Documents.

(f)	All taxes and assessments applicable to the Property that would be delinquent as of the Closing if not paid have been paid.

(g)	There is no bankruptcy, receivership or insolvency proceeding pending or threatened in writing against Principal.

(h)
Principal is not subject to any judgment, order, writ, injunction or consent decree. There are no actions, suits or proceedings pending or, to its knowledge, threatened in writing, (i) against or involving Principal that might adversely affect Principal’s ability to perform under the Loan Documents to which it is a party, (ii) against, involving or relating to the Property or the construction of the Improvements, or (iii) which relate to or affect the Transactions or any of the other transactions contemplated by this Agreement, the other New Loan Documents, the other Loan Documents or the Transaction Documents.

(i)
Principal has no intention to do any of the following prior to the Closing or within the 180 days following the Closing:  (i) seek entry of any order for relief as debtor and a proceeding under the Code (hereinafter defined), (ii) seek consent to or not contest the appointment of a receiver or trustee for itself or for all or any part of its property, (iii) file a petition seeking relief under any bankruptcy, arrangement, reorganization or other debtor relief laws, or (iv) make a general assignment for the benefit of its creditors.

(j)	All of the insurance required under the Loan Documents is in full force and effect, with all required premiums paid, and contains the required Mortgagee’s Clause.

(k)
Principal has no defenses, setoffs, claims, counterclaims or causes of action of any kind or nature whatsoever against Original Lender, Lender or any servicer of the Loan (including, without limitation, Servicer) with respect to or arising out of (i) the Loan or the Loan Documents, including, without limitation, the administration or funding of the Loan, (ii) this Agreement or any of the other New Loan Documents or the transactions contemplated hereby or thereby, or (iii) any acts or omissions of Original Lender, Lender or any servicer of the Loan (including, without limitation, Servicer) or any past or present officers, agents or employees of Original Lender, Lender or any servicer of the Loan (including, without limitation, Servicer) with respect to the Loan and Principal does hereby expressly waive, release and relinquish any and all such defenses, setoffs, claims, counterclaims and causes of action, if any.

(l)	Principal has not requested that Lender waive, and to Principal’s knowledge Lender has not waived, any requirements of the Loan Documents nor any of Lender’s rights thereunder.

(m)	The Conveyance has been consummated, and the Ground Lease has been executed by Borrower and Principal.

(n)	The ownership structure of Borrower is accurately described in each and every material respect on Schedule 3.1.28 attached to the Loan Agreement.

(o)
Neither the consummation of the Transactions nor Principal’s execution and delivery of, and performance of its obligations under, this Agreement or the other New Loan Documents and the Transaction Documents to which it is a party will violate, conflict with or result in a default under (i) any law, rule, regulation, order, decree or judgment applicable to or binding upon Principal or the Property, or (ii) any agreement or other instrument to which Principal is a party or by which Principal or the Property is or may be bound or affected.

(p)
All information provided to Lender or Servicer by Principal or any of its representatives (and, to the best of Principal’s knowledge, all information contained in any third party report obtained by Principal with respect to the Property), in connection with or relating to (i) this Agreement or the Transactions contemplated hereby or (ii) the Property contains no untrue statement of material fact and does not omit a material fact necessary in order to make such information not misleading, and the provision of any such information by Lender or Servicer to any rating agency is expressly consented to by Principal.

(q)
No funds used (or to be used) to close all or any part of the Transactions or to be used to construct the Improvements are secured, directly or indirectly, by an interest in Borrower, the Property or any other collateral for the Loan, or the Improvements.

(r)	The Existing Project has been completed in accordance with the terms of the Loan Agreement.

(s)
All representations and warranties of Principal herein and in the Loan Documents to which it is a party and the certifications made by Principal in that certain Officer’s Certificate delivered to Richards, Layton & Finger, P.A. with respect to the non-consolidation opinion are and shall be true and correct as of the date of this Agreement and the Closing Date and shall survive the Closing.

Lender is entitled to rely, and has relied, upon these representations, warranties, acknowledgments, agreements and covenants in the execution and delivery of this Agreement and all other documents and instruments executed and delivered by Lender in connection with this Agreement.

Principal, by its execution of this Agreement, jointly and severally with Borrower, agrees to reimburse, indemnify and hold Lender, its officers, agents, loan servicers (including, without limitation, Servicer) and employees harmless from and against any and all liabilities, judgments, costs, claims, damages, penalties, expenses, losses or charges (including, but not limited to, all legal fees and court costs), which may now or in the future be undertaken, suffered, paid, awarded, assessed or otherwise incurred as a result of or arising out of any breach or inaccuracy of the foregoing representations and warranties or any fraudulent conduct of Principal in connection with this Agreement or the Transactions contemplated hereby, or the Property, including, without limitation, the misrepresentation of financial and other data presented to Lender in connection with the Transactions.

10.         REPRESENTATIONS AND COVENANTS REGARDING IMPROVEMENTS.

(a)	Definitions. The parties hereto agree that, for purposes of this Agreement, the following terms shall have the meanings ascribed below unless the context clearly requires otherwise:

“Architect” means DG Architects, Inc. dba DGA.

“Architect’s Agreement” means that certain Owner/Architect Agreement dated November 28, 2018, entered into between Principal and the Architect, as the same has been amended and supplemented by Additional Service Requests 1-4.

“Construction and Development Documents” means the Construction Contracts, the Architect’s Agreement, the Plans, the Governmental Approvals, and all other instruments, documents and rights relating to the design, construction and development of the Improvements, together with all exhibits and attachments thereto.

“Construction Contracts” means the General Construction Contract and the Construction Management Agreement.

“Construction Management Agreement” means that certain letter agreement dated January 30, 2018, revised March 2, 2018 between Principal and Construction Manager relating to construction management services with respect to the Improvements.

“Construction Manager” means Project Management Advisors, Inc., or such other construction manager as may be approved in writing by Lender prior to Principal’s engagement of such other construction manager.

“Contractor” means DPR Construction, a General Partnership.

“Engineer” means Pasco Larent Suitor & Associates, Inc.

“General Construction Contract” means that certain Standard Form of Agreement Between Owner and Construction Manager as Constructor where the basis of payment is the Cost of the Work Plus a Fee with a Guaranteed Maximum Price, dated August 28, 2018, between Principal and the Contractor.

“Governmental Approvals” means all consents, licenses, permits and all other authorizations or approvals required by any Governmental Authority, including, without limitation, that certain letter dated December 13, 2018 from Teri Delcamp, Principal Planner for the City of Carlsbad, California to Mr. Jon Olson of DGA Architects and all agreements entered into with any Governmental Authority, with respect to or in connection with the development, construction, completion, use and occupancy of the Improvements.

(b)	Covenants. Borrower and Principal covenant and agree with Lender as follows:

(i)
Construction.  Principal is and shall be solely responsible for the design, construction and completion of the Improvements and the payment of all costs and expenses in connection therewith and Borrower shall have no obligations or liability under any Construction and Development Document or any other agreement relating to the design or construction of the Improvements.

(ii)
Payment of Costs.  Principal agrees to, and Borrower agrees to cause Principal to, promptly pay all costs and expenses incurred in connection with the development of the Additional Parcel and the design and construction of the Improvements as and when the same become due and payable.

(iii)
Compliance With Construction and Development Documents and Other Agreements.  Principal agrees to, and Borrower agrees to cause Principal to, comply with the Construction and Development Documents to which Principal is a party.  Principal agrees to, and Borrower agrees to cause Principal to, deliver to Lender copies of any notices of default sent by or to Principal under or with respect to the Construction Contracts, the Architect’s Agreement, any Governmental Approvals and any other agreement relating to the design, construction or development of the Improvements requiring payments of $500,000.00 or more, or under any REA in connection with or related to the design or construction of the Improvements.

(iv)
Construction and Completion of Improvements.  Principal has commenced construction of the Improvements but has ceased construction activity.  Principal agrees to, and Borrower agrees to cause Principal to, recommence construction of the Improvements on or before August 31, 2019 and thereafter Principal agrees to, and Borrower agrees to cause Principal to, diligently and continuously (subject to commercially reasonable reasons for delay (such as force majeure events and unknown geological conditions)) prosecute the completion of construction of the Improvements in accordance with the Plans in a good and workmanlike matter, free of all defects (other than immaterial “punchlist” items) and liens (other than those being contested in accordance with the terms hereof), and in compliance with the Construction and Development Documents, the Improvements Budget (as the same may be increased as permitted hereunder) and all Legal Requirements including, without limitation, the REAs.  The Improvements shall be completed in accordance with the terms of this Agreement prior to  August 6, 2022.  The Improvements shall comply with all Governmental Approvals, all applicable Legal Requirements of all Governmental Authorities having jurisdiction over the Additional Parcel and all applicable insurance requirements (including, without limitation, applicable building codes, special use permits, environmental regulations, and requirements of insurance underwriters) and any other restrictions encumbering the Additional Parcel, including, without limitation, the REAs.

(v)
Changes in Construction and Development Documents.  Lender’s approval shall not be required for changes in the Plans, the Improvements Budget, the Construction Timeline or the other Construction and Development Documents, provided that Principal has obtained, and delivers to Lender with the quarterly reporting required hereunder copies of, all Governmental Approvals and other approvals required by or under any Legal Requirements (including the REA) in connection with any changes in the Plans, the Improvements Budget, the Construction Timeline or other Construction and Development Documents and, with respect to amendments to the Construction Timeline, the completion date does not extend beyond August 6, 2022.  Principal shall (and Borrower agrees to cause Principal to) deliver to the Lender documentation as reasonably required by Lender pertaining to any change referred to in this Section.

(vi)
Insurance.  In addition to any insurance required under the Loan Documents, at all times during the construction of the Improvements, Principal shall require that the general contractor name the Lender as additional insured for ongoing and completed operations of the general contractors liability insurance.  Principal shall deliver to Lender written evidence confirming its compliance herewith as requested by Lender from time to time.

(vii)	Intentionally Omitted.

(viii)
Quarterly Deliverables.  Within ten (10) days after the end of each calendar quarter, Principal shall furnish to Lender and directly to Servicer at mlsassetmanagement@midlandls.com with a copy to Chuck Hendricks, of Servicer, at chendric@midlandls.com, the following documents:

(a)
a report prepared by Construction Manager or the senior officer of Principal responsible for the oversight of the construction of the Improvements detailing the status of construction of the Improvements, including whether construction is on, ahead of or behind the Construction Timeline and whether the construction of the Improvements is on budget and the cost to complete the Improvements in accordance with the Plans, all Legal Requirements and all Governmental Approvals.  Additionally, if any significant dispute arises between or among Principal, Contractor, Architect, or any subcontractor, supplier or any other party to a contract requiring payments, individually or in the aggregate, equal to or greater than $500,000.00, said report will contain a written summary of the nature of such dispute;

(b)	copies of all Governmental Approvals obtained for the construction of the Improvements in the prior calendar quarter;

(c)
copies of AIA Forms G702/703 for costs and invoices for all soft costs relating to the design or construction of the Improvements, in each case received by Principal in the prior calendar quarter and, upon Lender’s request, Contractor and subcontractor invoices;

(d)
payment receipts and lien releases/waivers from the Contractor and all subcontractors under contracts having an aggregate payment obligation of $500,000.00 or more covering all payments in the prior calendar quarter;

(e)
copies of any (i) contracts relating to the design or construction of the Improvements for amounts equal to or greater than $500,000.00 entered into in the prior calendar quarter and (ii) changes to the Plans, Construction Contracts, Architect’s Agreement or any construction or supply agreements having payments (individually or in the aggregate) equal to or greater than $500,000.00 (including change orders) made in the prior calendar quarter; and

(f)	copies of any amendments made to the Improvements Budget or Construction Timeline in the prior calendar quarter.

(ix)
Liens.  Notwithstanding anything to the contrary contained in any Loan Document, any lien claimed or filed against any part of the Property for labor done or materials or services furnished in connection with the construction of the Improvements shall be discharged, by bond or otherwise, within thirty (30) days after the date of Borrower’s or Principal’s receipt of actual notice of the filing thereof.  Notwithstanding the foregoing, after prior notice to Lender provided with said 30 day period, Principal, at its own expense, may contest by appropriate legal proceeding, conducted in good faith and with due diligence, the amount or validity of any claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a lien upon the Property (collectively, “Contestable Liens”); provided that (i) no Event of Default has occurred and remains uncured; (ii) such proceeding shall be permitted under and be conducted in accordance with all applicable statutes, laws and ordinances, and the terms, conditions and provisions of any applicable document encumbering the Property; (iii) neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, canceled or lost; (iv) Principal shall promptly upon final determination thereof pay the amount of any such Contestable Liens, together with all costs, interest and penalties which may be payable in connection therewith; (v) such proceeding shall suspend the collection of such Contestable Liens from the Property; and (vi) Principal shall deposit with Lender cash, or other security as may be reasonably approved by Lender, in an amount equal to 110% of the contested amount (or such higher amount as may be required by applicable law), to insure the payment of any such Contestable Liens, together with all interest and penalties thereon.  Lender may pay over any such cash or other security held by Lender to the claimant entitled thereto at any time when, in the reasonable judgment of Lender, the entitlement of such claimant is established.  If Principal shall fail promptly to either (i) discharge any such lien, or (ii) post a bond which fully removes such lien within said thirty (30) day period after the date of the filing thereof or (iii) contest such lien in accordance with the terms of this subsection, Lender may, at its election (but shall not be required to), procure the release and discharge of any such claim and any judgment or decree thereon and, further, may in its sole discretion effect any settlement or compromise of the same, or may furnish such security or indemnity to the title insurer, and any amounts so expended by Lender, including premiums paid or security furnished in connection with the issuance of bonds, shall be added to the Debt, shall be immediately due and payable, and shall bear interest at the Default Rate from the date of disbursement until paid in full.  In settling, compromising or discharging any claims for lien, Lender shall not be required to inquire into the validity or amount of any such claim.

(x)
Notices.  Within ten (10) days after Borrower or Principal acquires knowledge of or receives notice of a defect in the Improvements or any departure from the Plans, or any other requirement of this Agreement, Borrower or Principal, as applicable, will notify Lender and Principal shall proceed with diligence to correct all such defects and departures in accordance with the requirements contained herein.

(xi)
Cessation in Construction.  Once commenced, construction of the Improvements shall not be abandoned for a period of thirty (30) consecutive days or more, absent a commercially reasonable reason for doing so.  Principal shall promptly notify Lender if construction has stopped for a period of thirty (30) or more consecutive days and the reason therefor.

(xii)
No Security Interest.  No materials, equipment, fixtures or articles of personal property placed in or on the Additional Parcel in connection with the construction of the Improvements shall be purchased by or installed under any security agreement, financing lease or other agreement whereby the seller reserves or purports to reserve title, a lien, a security interest, the right of removal or repossession or the right to consider such items personal property after their incorporation into the Improvements, unless previously authorized by Lender in writing.

(xiii)
Governmental and Other Approvals.  Principal is and shall be solely responsible for obtaining all necessary approvals in connection with all site work and construction of the Improvements, including, without limitation, any approvals required under any REA and all Governmental Approvals, including, without limitation, certificates of completion and occupancy, required by any Governmental Authority or otherwise necessary for the construction, use, occupancy and operation of the Improvements.

(xiv)
Construction and Development Documents.  Other than the New Loan Documents to which it is a party, Borrower has not entered into, and will not enter into, any contract or agreement (whether written or oral) in connection with the development, construction or provision of labor, materials or design or supervisory services with respect to the Improvements.

(xv)
Obligation upon Completion.  Upon completion of the Improvements, (i) Principal shall deliver to Lender a certificate from the Architect that the Improvements have been completed in accordance with the Plans (in all material respects), all applicable Governmental Approvals and all Legal Requirements, (ii) Principal shall provide to Lender written evidence reasonably acceptable to Lender in all respects that the Property continues to comply with all applicable insurance requirements (including, without limitation, applicable building codes, special use permits, environmental regulations, and requirements of insurance underwriters) and any other restrictions encumbering the Property, including, without limitation, the REAs; (iii) Borrower or Principal shall deliver to Lender a copy of the certificate of occupancy with respect to the Improvements and any other evidence obtained by Borrower or Principal that the Improvements comply with all applicable Legal Requirements; (iv) Borrower shall cause to be issued and delivered to Lender an endorsement to the Title Insurance Policy insuring the continued priority of the Lien of the Restated Security Instrument and evidence of payment of any premium payable in connection with such endorsement; (v) Principal shall deliver to Lender notice of such completion of the Improvements, together with an Officer’s Certificate certifying that all of the requirements of this Section 10(b) have been satisfied; and (vi) within forty-five (45) days of the completion of the Improvements, Borrower or Principal shall deliver to Lender a Survey of the Additional Parcel and the improvements thereon (including the Improvements) reasonably acceptable to Lender in all respects.

(xvi)
Net Worth and Liquidity.  Principal agrees that until the Improvements have been completed in accordance with this Agreement, Principal shall maintain (x) a Net Worth of not less than $51,350,000.00 plus the estimated cost of the Improvements (excluding Principal’s interest in the Original Property, Additional Parcel and Improvements) and (y) Liquid Assets of not less than $5,135,000.00 plus the estimated cost of the Improvements.

(c)	Representation and Warranties. Borrower and Principal represent and warrant to Lender as follows:

(i)
Governmental and Other Approvals.  All Governmental Approvals necessary to construct the Improvements in accordance with the Plans have been or will be obtained by Principal and are or will be valid and in full force and effect, and in each case will remain as such.  Principal has delivered true, correct and complete copies of all Governmental Approvals obtained by Principal to Lender as of the date hereof.  The Improvements comply with all applicable requirements set forth in the REAs, and all approvals required pursuant to the terms of any REA have been obtained by Borrower or Principal, as applicable, and copies of any such approvals have been provided to Lender.  To Borrower’s and Principal’s knowledge, the Improvements, if completed in accordance with the Plans, will comply with all applicable Governmental Approvals, all applicable Legal Requirements of all Governmental Authorities having jurisdiction over the Additional Parcel and all applicable insurance requirements (including, without limitation, applicable building codes, special use permits, environmental regulations, and requirements of insurance underwriters) and any other restrictions encumbering the Additional Parcel, including, without limitation, the REAs.  Neither the construction nor use of the Improvements as a conference center with office and uses ancillary thereto constitutes or will constitute or cause a violation, breach or default by Borrower or Principal under any Governmental Approval, Legal Requirement or document or agreement to which Borrower or Principal is a party or the Original Property or Additional Parcel is bound. The Plans submitted to the City of Carlsbad, California (the “City”) and approved by the City are the same Plans heretofore delivered to Lender.

(ii)
Plans.  As of the date hereof, the Plans (y) are satisfactory to Borrower and Principal and (z) have been approved by each Governmental Authority having jurisdiction over the Property and any others whose approval of the Plans, in whole or in part, is required by any applicable Legal Requirement (including the REA).

(iii)
Construction and Development Documents.  Lender has been furnished true, correct and complete copies of all Construction and Development Documents entered into or obtained, as applicable, by Principal as of the date hereof.  As of the date hereof, the Architect’s Agreement and the Construction Contracts constitute all agreements executed by or for the benefit of Principal in connection with the design or construction of the Improvements.  As of the date hereof, the Architect’s Agreement and the Construction Contracts cover all work and services necessary or desirable for the design and construction of the Improvements, including all work and services necessary for the Improvements to be completed in accordance with all Governmental Approvals and any and all requirements of all applicable Legal Requirements.

(iv)
Improvement Budget.  As of the date hereof, to the best of Principal’s knowledge after consultation with the Architect and Contractor, the Improvements Budget attached hereto as Exhibit C (x) is true, correct and complete in all material respects, (y) shows all sources and uses of funds and (z) provides for all costs and expenses to be incurred in connection with the construction and equipping of the Improvements, and all other items of cost and expense to be incurred in connection with the design and construction of the Improvements, including, without limitation, all costs and expenses to be incurred pursuant to the Construction and Development Documents.  As of the date hereof, neither  Borrower nor Principal is aware of any other costs, expenses or fees which are material to the completion of the Improvements and are not covered by the Improvements Budget.  The amount required to complete the Improvements as set forth on the Improvements Budget ($54,718,029.00) is available and has been allocated by Principal in advance of the commencement of the construction of the Improvements and such amount shall be used solely to complete the Improvements.

(v)
Utilities.  No utility or other municipal services necessary for the use and occupancy of the Original Property and improvements located thereon will be adversely affected by the construction of the Improvements.  All utility and municipal services necessary for the use and occupancy of the Improvements are currently available to the Adjacent Parcel.

(vi)
Construction Timeline. As of the date hereof, to the best of Principal’s knowledge after consultation with the Architect and Contractor, the Construction Timeline attached hereto as Exhibit D (y) is true, correct and complete in all material respects, and (z) is a fair and reasonable timeline for completing the Improvements in accordance with the terms of this Agreement.

(d)
Right to Complete/Raze Improvements.  In addition to, and without limiting, any of Lender’s other rights and remedies under the Loan Documents, at law or in equity, Lender shall have the further right upon an Event of Default under the Loan Agreement or any of the other Loan Documents, to enter the Property and take any and all actions necessary, in its judgment, to secure, protect and preserve the Improvements and any materials or supplies located on the Property, to complete in part or in full the construction of the Improvements, including, but not limited to, making changes in the Plans (but not to the scope of the Improvements or the quality of the Improvements), and entering into, and, subject to the terms thereof, modifying or terminating the Construction and Development Documents and other contractual arrangements.  Alternatively, upon the occurrence of an Event of Default, Lender may elect to demolish and remove any partially completed Improvements in accordance with all Legal Requirements.  If Lender elects to continue with the construction of the Improvements or to demolish such Improvements, Lender will not assume any liability to Borrower, Principal or any other Person for completing the Improvements or for the manner or quality of construction of the Improvements or for demolishing and removal of the Improvements and Borrower and Principal each expressly waive any such liability, except to the extent that such liability shall be caused directly by the gross negligence or willful misconduct of Lender.  Borrower and Principal each irrevocably appoint Lender  as its attorney-in-fact, with full power of substitution, to complete, upon exercise of the Lender's rights following an Event of Default, the Improvements in Borrower’s or Principal's name or the Lender may elect to complete construction of the Improvements or demolish and remove the Improvements in the name of Lender or a subsidiary of Lender.  In any event, all sums actually expended by Lender, or its subsidiary, in completing construction of the Improvements, demolishing and removing the Improvements or otherwise exercising its rights hereunder or under the other Loan Documents will be part of the Debt, be secured by the Security Instrument and all other Loan Documents and shall bear interest at the Default Rate.

(e)
Visitation and Inspection.  Borrower and Principal agree that the officers or authorized employees and agents (including any construction consultant engaged by Lender) of Lender or Servicer will have the right, upon not less than forty-eight hours prior notice and at any reasonable time, to enter upon the Additional Parcel and inspect the construction work and all materials, plans, specifications and other matters relating to construction of the Improvements. Borrower and Principal further agree that (i) neither Lender nor Servicer has any duty to examine, supervise or inspect the Plans, the Construction and Development Documents or the construction of the Improvements, (ii) any inspection or examination by Lender, Servicer or their employees or agents is for the sole purpose of protecting the security interests granted in favor of the Lender and preserving its rights under this Agreement and the other Loan Documents, (iii) no default or breach of Principal or Borrower will be waived by any inspection by Lender, Servicer or their employees or agents, nor will any such inspection constitute a representation that there has been or will be compliance with the Plans or any other Construction and Development Documents or any Legal Requirement, or that the construction of the Improvements is free from defective materials or workmanship, (iv) no inspection of the construction of the Improvements or any other inspection constitutes a warranty or representation by Lender or Servicer (or any of their employees or agents) as to the adequacy or safety of construction or any physical condition or feature of the Additional Parcel or the Improvements and (v) neither Borrower nor Principal shall assert any position contrary to any of the foregoing

11.       NO RELEASE OF BORROWER OR PRINCIPAL.  Each of Borrower and Principal hereby acknowledges, covenants and agrees that nothing contained in this Agreement or any other New Loan Document, the consummation of the Transactions or otherwise, shall be deemed or construed to release Borrower or Principal from any liability or other obligations under the Loan Documents to which it is a party, including, without limitation, Borrower’s liability under the terms of the Note and Security Instrument and Principal’s liability under the Guaranty. Each of Borrower’s and Principal’s acknowledgement of the foregoing obligations (i) is absolute, unconditional and is not subject to any defenses, waivers, claims or offsets, and (ii) shall not be affected or impaired by any agreement, condition, statement or representation of any person or entity.

12.        RELEASE OF LENDER.  Each of Borrower and Principal, for itself and for its agents, employees, representatives, officers, directors, general partners, limited partners, members, managers, shareholders, beneficiaries, trustees, administrators, subsidiaries, affiliates, servants, attorneys, heirs, successors and assigns (collectively, the “Releasing Parties”) jointly and severally release and forever discharge Original Lender, Lender and Servicer and each other servicer under the Pooling and Servicing Agreement, and their respective predecessors, successors, assigns, managers, partners, directors, officers, employees, agents, attorneys, administrators, trustees, subsidiaries, affiliates, beneficiaries, shareholders and representatives from all liabilities, obligations, costs, expenses, claims and damages, at law or in equity, known or unknown, which any of the Releasing Parties may now or hereafter hold or claim to hold under common law, statutory right or otherwise, arising in any manner out of, or relating to, any matters of any kind or nature whatsoever in connection with (x) the Property (including, without limitation, the ownership or operation thereof), the Loan (including, without limitation, the funding, administration or servicing thereof), any of the Loan Documents or any of the documents, instruments or any other transactions relating thereto or (y) the Ground Lease, the construction of the Improvements and the other transactions contemplated by the Loan Documents.  Without limiting the generality of the foregoing, this release shall include the following matters: all aspects of this Agreement, the other New Loan Documents and the other Loan Documents and the transactions contemplated hereby and thereby, any negotiations, demands or requests with respect hereto or thereto.  The Releasing Parties agree that this release is a full, final and complete release and that it may be pleaded as an absolute bar to any or all suit or suits pending or which may thereafter be filed or prosecuted by any of the Releasing Parties, or anyone claiming by, through or under any of the Releasing Parties.  The Releasing Parties agree that this release is binding upon each of them and their respective agents, employees, representatives, officers, directors, general partners, limited partners, members, managers, shareholders, beneficiaries, trustees, administrators, subsidiaries, affiliates, servants, attorneys, heirs, successors and assigns.  Lender agrees that the foregoing release does not apply to any act or omission of Lender first occurring after the Closing Date.

13.         REFERENCES IN THE LOAN DOCUMENTS.  The parties hereto hereby acknowledge and agree that the terms “Lender” and/or “Indemnitee” that may be contained in any of the Loan Documents shall be deemed to refer to Lender and its successors and/or assigns.  From and after the date of this Agreement, this Agreement and the other New Loan Documents shall each be deemed a “Loan Document” for all purposes under the Loan Agreement and the other Loan Documents.

14.         RATIFICATION AND CONFIRMATION OF THE LOAN.  Borrower and Principal agree to perform each and every obligation under the Loan Documents to which it is a party, as specifically modified by this Agreement or the other New Loan Documents, and under any other loan documents to which it is a party executed on or about the date of this Agreement and evidencing, securing or otherwise relating to the Loan (this Agreement and such other loan documents being executed in connection herewith, collectively, the “New Loan Documents”) in accordance with their respective terms and conditions.  Borrower and Principal ratify, affirm, reaffirm, acknowledge, confirm and agree that the Original Loan Documents to which it is a party or by which it is bound, as specifically modified by this Agreement or the other New Loan Documents, remain in full force and effect and, together with this Agreement and all other New Loan Documents to which it is a party or by which it is bound, represent legal, valid and binding obligations of each of Borrower and Principal, as applicable, enforceable against Borrower and Principal, as applicable, in accordance with their terms.  Borrower and Principal hereby restate, ratify and confirm, as of the date hereof and after giving effect to each of the Transactions, each of the representations and warranties of Borrower or Principal, as applicable, under the Original Loan Documents, after giving effect to the modification affected by this Agreement and the other New Loan Documents, as if fully set forth herein.  Without limiting the foregoing, Borrower acknowledges that the foregoing restatement of the representations and warranties in the Original Loan Documents (as so modified or restated) regarding the “Property” includes the Additional Parcel and the representations and warranties regarding the “Improvements” includes the Improvements (as defined herein).  Borrower and Principal agree that neither this Agreement nor any other New Loan Document diminishes, impairs, releases or relinquishes the liens, powers, titles, security interests and rights securing or guaranteeing payment of the Loan, including the validity or first priority of the liens and security interests encumbering the Property granted Lender by the Loan Documents or the New Loan Documents.

15.         NONWAIVER.  The parties hereto acknowledge and agree that (a) any performance or non-performance of the Original Loan Documents prior to the date of this Agreement or Closing does not affect or diminish Lender’s ability to require future compliance with the Loan Documents, as the same may be modified from time to time in accordance with the terms thereof, and (b) in the future, Lender will require strict compliance with and performance of the Loan Documents, as the same may be modified from time to time in accordance with the terms thereof.  Nothing contained herein shall be construed as a waiver of any of Lender’s rights or remedies with respect to any default, “Default” or “Event of Default” under this Agreement, any other New Loan Document and/or any other Loan Document.

16.        FURTHER ASSURANCES.  The parties hereto agree to do any act or execute any additional documents required by Lender, from time to time, to correct errors in the documenting of the Transactions, to effectuate the purposes of this Agreement or to better assure, convey, assign, transfer, perfect or confirm unto Lender the property and rights intended to be given it in the Loan Documents.

17.         LIABILITY.  If any party hereto consists of more than one person and/or entity, (a) the obligations and liabilities of each such person and/or entity hereunder shall be joint and several, (b) the representations, covenants and agreements of such party shall be deemed made by each person and/or entity comprising such party, and (c) each reference to such party shall be deemed a reference to each person and/or entity comprising such party. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, estates, legal representatives (acting on behalf of such party or its estate), successors and assigns forever.

18.        SEVERABILITY.  If any term, covenant or condition of this Agreement is held to be invalid, illegal or unenforceable in any respect, this Agreement shall be construed without such term, covenant or condition and the validity or enforceability of the remaining terms, covenants or conditions shall not in any way be affected.

19.        APPLICABLE LAW; JURISDICTION.  This Agreement shall be governed and construed in accordance with the laws of the State of New York.  The parties hereto submit to personal jurisdiction in the state courts located in said state and the federal courts of the United States of America located in said state for the enforcement of any obligations hereunder and waive any and all personal rights under the law of any other state to object to jurisdiction within such state for the purposes of any action, suit, proceeding or litigation to enforce such obligations.

20.         DEFINITIONS. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Agreement (including pronouns) shall include the corresponding masculine, feminine or neuter forms, and the singular form of such words shall include the plural and vice versa. The words “included”, “includes” and “including” shall each be deemed to be followed by the phrase, “without limitation.”  The words “herein”, “hereby”, “hereof”, and “hereunder” shall each be deemed to refer to this entire Agreement and not to any particular paragraph, article or section hereof.  Notwithstanding the foregoing, if any law is amended so as to broaden the meaning of any term defined in it, such broader meaning shall apply subsequent to the effective date of such amendment.  Where a defined term derives its meaning from a statutory reference, any regulatory definition is broader than the statutory reference and any reference or citation to a statute or regulation shall be deemed to include any amendments to that statute or regulation and judicial and administrative interpretations of it.

21.         COMPLIANCE WITH ERISA.  As of the date of this Agreement, Borrower does not maintain any employee benefit plan which requires compliance with the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).  If at any time Borrower shall institute any employee benefit plans, it shall at all times comply with the requirements of ERISA.  Principal shall at all times comply with the requirements of ERISA.

22.        SOLE DISCRETION OF LENDER.  Wherever pursuant to this Agreement, Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, Lender’s decision to approve or disapprove or to decide that arrangements or terms are satisfactory or not satisfactory shall be in the sole and absolute discretion of Lender and shall be final and conclusive, except as may be otherwise expressly and specifically provided herein.

23.         HEADINGS, ETC. The headings and captions of various paragraphs of this Agreement are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

24.         COUNTERPARTS.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

25.         INTEGRATION, SURVIVAL.  This Agreement, the other New Loan Documents and the Original Loan Documents, as modified or restated hereby or by another New Loan Document, embody the entire agreement by and between the parties hereto with respect to the Loan, and any and all prior correspondence, discussions or negotiations are deemed merged therein.  Except as otherwise specifically provided herein, all obligations of any party contained in this Agreement, the other New Loan Documents or the Loan Documents, as modified hereby or by another New Loan Document, shall survive the Closing, and Lender hereby preserves all of its rights against all persons or entities and all collateral securing the Loan, including, without limitation, the Property.

26.         NO ORAL CHANGE.  This Agreement, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of any party hereto, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought. In addition, nothing contained in any document submitted for Lender’s review, including, without limitation any organizational documents of Borrower, Principal or any of their respective managers/members, partners, trustees or officers, shall modify, amend, waive, extend, change, discharge or terminate any term or provision of the Loan Documents or constitute Lender’s consent to any matter in the Loan Documents requiring Lender’s consent unless and until such time, if any, as an agreement specifically allowing such modification, amendment, waiver, extension, change, discharge or termination or consenting to such matter has been executed in writing by Lender.  Furthermore, notwithstanding the delivery to Lender of any current title examinations and/or commitments for the Property, (a) this Agreement shall not constitute Lender’s consent or approval to the existence of any matters reflected in such title examinations and/or commitments to the extent such matters are not also reflected in the Lender’s mortgagee title insurance policy issued in connection with the Transactions and (b) Lender does not waive, shall not be deemed to have waived and hereby reserves, any and all rights it has under the Loan Documents, with respect to any lien or encumbrance on the Property not expressly permitted under the Loan Documents.

27.         NOTICES.  Except as otherwise specified herein, any notice, consent, request or other communication required or permitted hereunder shall be in writing and shall be deemed properly given if delivered in accordance with the notice requirements contained in the Loan Agreement using the address for a party hereto set forth at the top of the first page of this Agreement (as each such address may be changed from time to time by any such party by delivering notice thereof to the other parties hereto in the manner provided herein). Any notices or other communications required or permitted under any of the other Loan Documents shall be provided in accordance with the requirements therefor as set forth in each such Loan Document; provided, however, that from and after the date hereof the address of Lender, shall, subject to change as provided in the Loan Documents, be as set forth at the top of the first page of this Agreement.

28.        WAIVER OF JURY TRIAL.  THE PARTIES HERETO KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON THE LOAN OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE OTHER NEW LOAN DOCUMENTS, OR THE OTHER LOAN DOCUMENTS, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN) OR ACTION OF ANY PARTY HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER’S CONSENT TO THE TRANSACTIONS.  EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

29.         AMENDMENTS TO LOAN AGREEMENT.  The following amendments to the Loan Agreement shall be effective as of the Closing Date:

(a)	Section 1.1 of the Loan Agreement is amended as follows:

(i)	By inserting the following new defined term and definition thereof after the defined term “Condemnation”:

“”Consent to Additional Collateral” shall mean that certain Consent to Collateral Addition and Amendment to Loan Documents dated August 1, 2019 by and among Borrower, Guarantor and Lender.”

(ii)	By deleting the definition of “Ionis Lease” and inserting in lieu thereof the following new definition:

““Ionis Lease” shall mean, collectively, (i) that certain Lease Agreement, dated as of the date hereof, between Ionis, as tenant and Borrower, as landlord, demising the Original Property (as defined in the Consent to Additional Collateral) to Ionis, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time in accordance with the terms of this Agreement and (ii) that certain Ground Lease, dated as of August 1, 2019, between Ionis, as tenant and Borrower, as landlord, demising the Additional Parcel (as defined in the Consent to Additional Collateral) to Ionis, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time in accordance with the terms of this Agreement.”

(iii)
By inserting at the end of the definition of “Loan Documents” the following: “Loan Documents shall specifically include the Consent to Additional Collateral and any “New Loan Document” (as defined in the Consent to Additional Collateral.”

(iv)
By inserting at the end of the definition of the “Property” the following:  “Notwithstanding anything to the contrary contained herein or in any other Loan Document, “Property” shall include the “Additional Parcel” (as defined in the Consent to Additional Collateral) and all right, title and interest of Borrower in the improvements now or hereafter erected, situated or installed thereon and the personal property located therein.”

(v)	By deleting the definition of “Security Instrument” and inserting in lieu thereof the following new definition:

““Security Instrument” shall mean that certain first priority Amended and Restated Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of August 1, 2019, executed and delivered by Borrower as security for the Loan and encumbering the Property, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.”

(b)
Section 3.1.45 of the Loan Agreement is amended by inserting the following at the end thereof: “Additionally, upon completion of same, the Property will consist of an approximately 70,000 square foot conference center as contemplated by the Consent to Additional Collateral.”

(c)
Section 10.1 of the Loan Agreement is amended (x) by deleting “or” at the end of clause (xviii), (y) by deleting the period at the end of clause (xix) and inserting “; or” in lieu thereof, and (z) inserting the following new clauses (xx) and (xxi):

“(xx)        If any of the representations and warranties made by Borrower or Guarantor in Section 10(c) of the Consent to Additional Collateral shall have been false or misleading in any material respect at the time such representation or warranty was made.

(xxi)          If (I) Borrower or Guarantor shall default in the performance of any covenant contained in clauses (i), (iii) (with respect to delivery of notices only), (vi), (ix), (x), (xi), (xii), (xiv) or (xvi) of Section 10(b) of the Consent to Additional Collateral or (II) Guarantor shall default in the performance of the covenant contained in clause (viii) of Section 10(b) of the Consent to Additional Collateral and such default shall continue for more than ten (10) days after written notice to Guarantor from Lender; provided, however, notwithstanding the foregoing, Guarantor shall only be entitled to one notice of a default under Section 10(b)(viii) per 365 day period and any subsequent default under section 10(b)(viii) within such 365 day period shall be an immediate Event of Default or (III) Borrower or Guarantor shall default in the performance of any covenant contained in Section 10(b) of the Consent to Additional Collateral other than those contained in clauses (i), (iii) (with respect to delivery of notices only), (vi), (viii), (ix), (x), (xi), (xii), (xiv) or (xvi) of Section 10(b), and if Borrower or Guarantor, as applicable, shall continue to be in default (y) for ten (10) days after written notice to Borrower or Guarantor, as applicable, from Lender, in the case of any default which can be cured by the payment of a sum of money, or (z) for thirty (30) days after written notice from Lender in the case of any other default; provided, however, that if such non-monetary default is susceptible of cure but cannot reasonably be cured within such thirty (30) day period and provided further that Borrower or Guarantor, as applicable, shall have commenced to cure such default within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for such time as is reasonably necessary for Borrower or Guarantor, as applicable, in the exercise of due diligence to cure such default, such additional period not to exceed sixty (60) days.”

(d)
Section 11.22 of the Loan Agreement is amended by (i) inserting the following at the end of clause (xii) thereof:  “including specifically, but without limitation, the “Improvements” (as defined in the Consent to Additional Collateral), (ii) by deleting clause (xviii) in its entirety and inserting the following new clause (xviii) in lieu thereof: “(xviii) any indemnification and/or other obligations to the City of Carlsbad or any other Governmental Authority or Person under any indemnification agreement, hold harmless agreement, maintenance agreement, notice of restrictions or other agreement of any kind or nature whatsoever executed by Guarantor and/or Borrower in connection with or pursuant to any Governmental Approval or other consents and approvals issued in connection with the construction of the Improvements (as defined in the Consent to Additional Collateral) or the conveyance of the Additional Parcel (as defined in the Consent to Additional Collateral)” (and (iii) by (x) deleting “or” at the end of clause (9) of the penultimate paragraph of Section 11.22, (y) deleting the period at the end of clause (10) of said paragraph and inserting “; or” in lieu thereof and (z) inserting the following new clause (11): “(11) the “Improvements” (as defined in the Consent to Additional Collateral) have not been completed in accordance with the terms of the Consent to Collateral Addition as of the date that is the earlier to occur of (A) August 6, 2025 or (B) the date Lender notifies Borrower in writing of the occurrence of an Event of Default under Sections 10.1(a)(i), (ii), (iii) or (iv) of this Agreement”.

(e)	Schedule 3.1.22 attached to the Loan Agreement is hereby deleted in its entirely and is replaced with Schedule 3.1.22 attached hereto.

(f)	Schedule 3.1.28 attached to the Loan Agreement is hereby deleted in its entirely and is replaced with Schedule 3.1.28 attached hereto.

All references to the Loan Agreement in the Loan Documents shall be references to the Loan Agreement, as amended by this Agreement.

30.         AMENDMENT TO ENVIRONMENTAL INDEMNITY.  The following amendments to the Environmental Indemnity shall be effective as of the Closing Date:

(a)
All references in the Environmental Indemnity to “Environmental Report” shall be deemed to include references to that certain Phase I Environmental Site Assessment Report dated May 1, 2019, prepared by AEI Consultants in respect of Lot 25.

(b)	All references in the Environmental Indemnity to “Property” shall mean the Original Property and the Additional Parcel and improvements located thereon.

31.          INTENTIONALLY OMITTED.

32.          ANTI-MONEY LAUNDERING PROVISIONS.

(a)	For purposes of this Section 32:

(i)
“Advances” shall mean any and all disbursement of proceeds of the Loan funded by Lender to or for the benefit of Borrower in accordance with the terms and conditions set forth in the Loan Documents; provided, that Lender has no further obligation to so disburse any such proceeds.

(ii)
“Anti-Terrorism Laws” shall mean any Laws relating to terrorism, trade sanctions programs and embargoes, import/export licensing, money laundering or bribery, and any regulation, order, or directive promulgated, issued or enforced pursuant to such Laws, all as amended, supplemented or replaced from time to time.

(iii)	“Collateral” shall mean all real property and personal property now or hereafter securing the Loan, including, without limitation, the Property.

(iv)
“Covered Entity” shall mean (a) Borrower, each of Borrower’s subsidiaries, all guarantors under the Loan and all pledgors of Collateral and (b) each Person that, directly or indirectly, is in control of a Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the direct or indirect (x) ownership of, or power to vote, twenty-five percent (25%) or more of the issued and outstanding equity interests having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for such Person, or (y) power to direct or cause the direction of the management and policies of such Person whether by ownership of equity interests, contract or otherwise.

(v)
“Governmental Body” shall mean any nation or government, any state or other political subdivision thereof or any entity, authority, agency, division or department exercising the executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to a government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including, without limitation, the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).

(vi)
“Law(s)” shall mean any law(s) (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, issued guidance, release, ruling, order, executive order, injunction, writ, decree, bond, judgment, authorization or approval, lien or award of or any settlement arrangement, by agreement, consent or otherwise, with any Governmental Body, foreign  or domestic.

(vii)
“Person” shall mean any individual, corporation, partnership (whether general or limited), joint venture, limited liability company, limited liability partnership, estate, trust, joint stock company, unincorporated association, any federal, state, county or municipal government or political subdivision or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing or any other entity.

(viii)
“Reportable Compliance Event” shall mean that any Covered Entity becomes a Sanctioned Person, or is charged by indictment, criminal complaint or similar charging instrument, arraigned, or custodially detained in connection with any Anti-Terrorism Law or any predicate crime to any Anti-Terrorism Law, or has knowledge of facts or circumstances to the effect that it is reasonably likely that any aspect of its operations is in actual or probable violation of any Anti-Terrorism Law.

(ix)	“Sanctioned Country” shall mean a country subject to a sanctions program maintained under any Anti-Terrorism Law.

(x)
“Sanctioned Person” shall mean any individual person, group, regime, entity or thing listed or otherwise recognized as a specially designated, prohibited, sanctioned or debarred person, group, regime, entity or thing, or subject to any limitations or prohibitions (including but not limited to the blocking of property or rejection of transactions), under any Anti-Terrorism Law.

(b)
Borrower and Principal hereby warrant and represent to Lender that no Covered Entity is a Sanctioned Person, and that no Covered Entity, either in its own right or through any third party, (i) has any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (ii) does business in or with, or derives any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; or (iii) engages in any dealings or transactions prohibited by any Anti-Terrorism Law.

(c)
Borrower and Principal hereby covenant and agree with Lender that no Covered Entity will become a Sanctioned Person, and that no Covered Entity, either in its own right or through any third party, will (i) have any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (ii) do business in or with, or derive any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; (iii) engage in any dealings or transactions prohibited by any Anti-Terrorism Law; or (iv) use the Advances to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law. Borrower and Principal hereby further covenant and agree with Lender that the funds used to repay the Debt will not be derived from any unlawful activity, and that each Covered Entity shall comply with all Anti-Terrorism Laws. Borrower covenants and agrees with Lender that Borrower shall promptly notify Lender in writing upon the occurrence of a Reportable Compliance Event.

(d)
It shall be an Event of Default under the Loan Documents if (i) any representation or warranty contained in Section 32(b) above is or becomes false or misleading at any time, or (ii) any covenant or agreement of Borrower or Principal contained in Section 32(c) above is breached by Borrower or Principal, and, notwithstanding any provision to the contrary contained in any of the other Loan Documents, none of the Borrower or Principal shall be entitled to (x) any notice of any such false or misleading warranty or representation or of any breach of any such covenant or agreement, nor to (y) any grace period or any cure right with respect to any such false or misleading warranty or representation or any breach of any such covenant or agreement.

(e)
If and to the extent that any of the other Loan Documents contain any anti-money laundering provisions, same are hereby deleted and shall be deemed to be replaced by the terms and provisions set forth in this Section 32.

34.          CFIUS.

(a)	Borrower hereby represents and warrants to Lender that neither Borrower’s acquisition of the Additional Parcel nor the Ground Lease is a Covered Transaction (as defined below).

(b)
Borrower and Principal agree that during the term of the Loan, Borrower and Principal shall, and shall cause the holders of direct and/or indirect, legal and/or beneficial, interests in Borrower (other than public shareholders of Principal for so long as Principal is a publicly traded company on a recognized stock exchange in the United States of America) to, (a) within five (5) days of receipt of the same, notify Lender, and provide Lender with a copy of, any inquiry received from CFIUS (as defined herein) or any other Governmental Authority related to each of the Borrower’s acquisition of the Additional Parcel and/or the Ground Lease, (b) make any filing requested by CFIUS related to the Borrower’s acquisition of the Property and/or the Ground Lease, (c) cooperate with, and fully respond to any CFIUS Review related to the Borrower’s acquisition of the Property and/or the Ground Lease, in each case within the time permitted by CFIUS or such Governmental Authority, as applicable, and (d) subject to the terms and conditions of the Loan Documents, take any mitigation measures requested by CFIUS and/or any Governmental Authority in connection with the CFIUS Review.

For purposes of this Section:

“CFIUS” shall mean (i) the Committee on Foreign Investment in the United States first established pursuant to Executive Order 11858 of May 7, 1975, and (ii) any replacement or successor thereto, including, without limitation, pursuant to FIRRMA.

“CFIUS Review” shall mean CFIUS’s review and/or investigation, including any inquiries received from, CFIUS or any Governmental Authority related to CFIUS’s review and/or investigation.

“Covered Transaction” shall have the meaning set forth in the DPA.

“DPA” shall mean the Defense Production Act of 1950, 50 U.S.C. § 4565, as amended by FIRRMA, H. R. 5515-538 (as the same may have been or may hereafter be amended, restated, supplemented or otherwise modified), all laws and regulations related thereto and all mandates, requirements, powers and similar requirements imposed or exercised thereunder (including, without limitation, any of the foregoing implemented by and/or otherwise relating to CFIUS), as the foregoing may be amended from time to time, any successor statute or statutes and all rules and regulations from time to time promulgated in connection with the foregoing.

“FIRRMA” shall mean the Foreign Investment Risk Review Modernization Act of 2018.

“Governmental Authority” shall mean any court, board, agency, commission, office or authority of any nature whatsoever or any governmental unit (federal, state, county, district, municipal, city, foreign or otherwise) whether now or hereafter in existence.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal by their duly authorized representatives as of the day, month and year first above written.

BORROWER:

IONIS GAZELLE, LLC, a Delaware limited liability company

By:	Ionis Pharmaceuticals, Inc., a Delaware corporation, its sole member

By:	/s/ Elizabeth L. Hougen
Name:	Elizabeth L. Hougen
Title:	Senior Vice President, Finance and Chief
Financial Officer

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[SIGNATURE PAGE TO CONSENT TO COLLATERAL ADDITION AND AMENDMENT TO LOAN DOCUMENTS]

PRINCIPAL:

IONIS PHARMACEUTICALS, INC., a Delaware corporation

By:	/s/ Elizabeth L. Hougen
Name:	Elizabeth L. Hougen
Title:	Senior Vice President, Finance and Chief
Financial Officer

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[SIGNATURE PAGE TO CONSENT TO COLLATERAL ADDITION AND AMENDMENT TO LOAN DOCUMENTS]

LENDER:

WELLS FARGO BANK, NATIONAL ASSOCIATION, AS TRUSTEE FOR THE BENEFIT OF THE REGISTERED HOLDERS OF UBS COMMERCIAL MORTGAGE TRUST 2017-C3, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2017-C3

By:	Midland Loan Services, a Division of PNC Bank, National Association, its Attorney-in-Fact

	By:	/s/ Alan H. Torgler
	Name:	Alan H. Torgler
	Title:	Vice President, Servicing Officer

[SIGNATURE PAGE TO CONSENT TO COLLATERAL ADDITION AND AMENDMENT TO LOAN DOCUMENTS]

EXHIBIT “A”

Additional Parcel

LOT 25 OF CARLSBAD TRACT NO. 97-13-03, CARLSBAD OAKS NORTH PHASE 3, ACCORDING TO MAP THEREOF NO. 16145, RECORDED IN THE OFFICE OF THE COUNTY RECORDER OF SAN DIEGO COUNTY, CALIFORNIA, ON OCTOBER 13, 2016 AS DOCUMENT NO. 2016-7000438 OF OFFICIAL RECORDS.

APN: 209-120-27-00

EXHIBIT “B”

Plans

EXHIBIT “C”

Improvements Budget

EXHIBIT “D”

Construction Timeline

SCHEDULE 3.1.22

RENT ROLL

SCHEDULE 3.1.28

ORGANIZATIONAL CHART